Exhibit 10.28

Shareholders’ Voting Rights Proxy Agreement

This Shareholders’ Voting Rights Proxy Agreement (“Agreement”) is made and entered into in Shenzhen, China on December 16, 2016 by and among the following Parties:

1.                          Xi’an Bailu Enterprise Management Co., Ltd. (“Existing Shareholder”);

Registered Address: Room 616, Xubang Building, 28 Xingqing South Road, Beilin District, Xi’an;

Legal Representative: Zhou Yanbo

2.                          Xiaoying (Beijing) Information Technology Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered Address: Room 32-1-1-135, Building No.32, Chuangye Middle Road, Haidian District, Beijing;

Legal Representative: Tang Yue

3.                          Shenzhen Tangren Financing Guarantee Co., Ltd. (hereinafter referred to as the “Domestic Company”)

Registered Address: Room1803, Building 3, Tower 2, Dachong Business Center, Shennan Road, Yuehai Street, Nanshan District, Shenzhen;

Legal Representative: Song Hui

(In this Agreement, Existing Shareholder, the WFOE and the Company shall be hereinafter referred to individually as a “Party” or collectively as the “Parties”.)

Whereas:

1.                            The Existing Shareholder owns 100% equity in the Domestic Company.

2.                            The Existing Shareholder intends to entrust the WFOE or the individual designated by the WFOE to exercise its voting rights in the Domestic Company, and the WFOE or such individual is willing to accept such entrustment.

NOW, THEREFORE, the Parties, upon friendly negotiation, hereby agree as follows:

Article 1                       Voting Rights Entrustment

1.1.         The Existing Shareholder hereby irrevocably undertakes that it will severally execute a power of attorney in the form and substance of Appendix 1 hereto upon execution of this Agreement whereby it authorizes the WFOE or the individual then designated by the WFOE (“Attorney”) to exercise, on its behalf, the following rights available to it in its capacity as a shareholder of the Domestic Company under the then effective articles of association of the Domestic Company (collectively, “Powers”):

(a)                                 to propose the convening of, and attend, shareholders’ meetings in accordance with the articles of association of the Domestic Company as the Attorney of the Existing Shareholder;

(b)                                 to exercise voting rights on behalf of the Existing Shareholder on all matters required to be deliberated and resolved by the shareholder’s meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the shareholder, of the Domestic Company, the sale or transfer of all or part of the equity held by shareholders in the Domestic Company;

(c)                                  to exercise other shareholders’ voting rights under the articles of association of the Domestic Company (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association);

(d)                                 other voting rights that shareholders shall enjoy under the PRC laws, as amended, revised, supplemented and re-enactd, no matter whether they take effect before or after the conclusion of this Agreement.

The Existing Shareholder shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where the WFOE gives the Existing Shareholder a written notice requesting the replacement of the Attorney, in which event the Existing Shareholder shall immediately appoint such other person as then designated by the WFOE to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment.

1.2.         The Attorney shall, acting with care and diligence, lawfully fulfill the entrusted duties within the scope of authorization hereunder; the Existing Shareholder acknowledges, and assumes liability for, any legal consequences arising out of the exercise by the Attorney of the foregoing Powers.

1.3.         The Existing Shareholder hereby acknowledges that the Attorney will not be required to solicit the opinions of the Existing Shareholder when exercising the foregoing Powers, provided that the Attorney shall promptly inform the Existing Shareholder (on an ex-post basis) of all resolutions adopted or any proposal for an extraordinary shareholders’ meeting.

1.4.         The Existing Shareholder hereby undertakes that, upon execution of this Agreement, irrespective of how its shareholding in the Domestic Company changes, it will authorize the Attorney to exercise all shareholder rights it has to the Domestic Company, and shall not exercise any Powers without prior written consent of the WFOE.

Article 2                       Right to Information

For the purpose of the exercise of the Powers hereunder, the Attorney shall have the right to be informed of the operations, business, customers, finances, employees and other matters of the Domestic Company and to access relevant documents of the Domestic Company; the Existing Shareholder and the Domestic Company shall provide full cooperation with respect thereto.

Article 3                       Exercise of Powers

3.1.         The Existing Shareholder shall provide full assistance with respect to the exercise by the Attorney of the Powers, including, where necessary (e.g., in order to meet the document submission requirements in connection with governmental authority approval, registration and filing), timely executing the shareholders’ meeting resolutions adopted by the Attorney or other relevant legal documents.

3.2.         If at any time during the term hereof, the grant or exercise of the Powers hereunder cannot be realized for any reason (other than a breach by the Existing Shareholder or the Domestic Company), the Parties shall immediately seek an alternative scheme closest to the unrealizable provisions and shall, when necessary, enter into a supplementary agreement to amend or modify the terms hereof so that the purpose of this Agreement may continue to be achieved.

Article 4                       Exemption and Compensation

4.1.         The Parties acknowledge that in no event shall the WFOE be required to bear any liability or provide any economic or other compensation to the other Parties or to any third party in connection with the exercise of the Powers hereunder by the WFOE or the individual(s) designated by the WFOE.

4.2.         The Existing Shareholder and the Domestic Company agree to indemnify and hold harmless the WFOE or the individual(s) designated by the WFOE against any and all losses the WFOE or such individual(s) suffers or may suffer as a result of the exercise of the Powers, including without limitation any losses arising out of any suit, recourse, arbitration or claims brought by any third party against the WFOE or such individual(s) or any administrative investigation or sanction by any governmental authorities, unless such losses are caused by any willful misconduct or gross negligence of the Attorney.

Article 5                       Representations and Warranties

5.1.         The Existing Shareholder hereby represents and warrants that:

5.1.1                     It is a limited liability company duly incorporated and validly existing under the laws of China with independent legal personality, has full and independent legal status and capacity and proper authorization to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.2                     It has full power and authorization to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by it and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

5.1.3                     It is the legal owner of record of the Domestic Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Existing Shareholder, the Domestic Company and the WFOE, the Powers are free from any third party rights. Pursuant to this Agreement, the Attorney may fully and completely exercise the Powers under the then effective articles of association of the Domestic Company.

5.2.         The WFOE and the Domestic Company hereby severally represent and warrant that:

5.2.1                     It is each a limited liability company duly registered and lawfully existing under the laws of the place of incorporation with independent legal personality, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.2.2                     It has full internal corporate power and authorization to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder.

5.3.         The Domestic Company further represents and warrants that:

5.3.1                     The Existing Shareholder is the legal owner of record of the Domestic Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Pledge Agreement and the Exclusive Call Option Agreement by and among the Existing Shareholder, the Domestic Company and the WFOE, the Powers are free from any third party rights. Pursuant to this Agreement, the Attorney may fully and completely exercise the Powers under the then effective articles of association of the Domestic Company.

Article 6                       Term of Agreement

6.1.         Subject to Article 6.2 and Article 6.3 hereof, this Agreement shall become effective as from the date it is duly executed by the Parties hereto, and, unless terminated early by the Parties by written agreement or in accordance with Article 6.4 hereof, this Agreement shall remain valid for a period of ten (10) years. Upon expiry of the term, unless the WFOE has by a thirty (30) days’ prior notice notified the other Parties not to renew, this Agreement shall be automatically renewed for one (1) year and so on.

6.2.         Each Party hereto shall complete the approval and registration procedures to extend its business term within three months before expiry thereof, so that the term of this Agreement may continue.

6.3.         If the Existing Shareholder assigns, with prior consent of the WFOE, all of its equity in the Domestic Company, the transferring Existing Shareholder shall cease to be a Party hereto, while the obligations and covenants of other Parities hereunder shall not be adversely affected thereby. If, with prior written consent of the WFOE, the Existing Shareholder transfers all or part of its equity in the Domestic Company, the Existing Shareholder undertakes to obtain written confirmation of the transferee of such equity whereby such transferee agrees to inherit and perform all liabilities, obligations and covenants of the Existing Shareholder hereunder.

6.4.         Termination.

(a)                                 Termination on Expiry Date. This Agreement shall terminate on the expiry date of the term unless it is extended in accordance with relevant provisions hereof.

(b)                                 Early Termination. During the term of this Agreement, the Existing Shareholder or the Domestic Company shall not early terminate this Agreement. Notwithstanding the foregoing, the WFOE may at any time issue a written notice to other Parties thirty (30) days in advance to terminate this Agreement.

(c)                                  Survival. Upon termination of this Agreement, the rights and obligations of the Parties under Article 7, Article 8 and Article 9 shall survive.

Article 7                       Confidentiality Obligation

7.1.         Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the trade secrets, proprietary information, customer information and any other information of a confidential nature of the other Parties coming into its/his knowledge during the conclusion and performance of this Agreement (collectively, “Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations or by applicable listing rules, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

7.2.         The following information shall not constitute the Confidential Information:

(a)                                 any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means; or

(b)                                 any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c)                                  any information lawfully acquired by the receiving Party from other source subsequent to the receipt of relevant information.

7.3.         A receiving Party may disclose the Confidential Information to its relevant employees, agents or its engaged professionals, provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

7.4.         Notwithstanding any other provisions of this Agreement, the validity of this Article shall not be affected by termination of this Agreement.

Article 8                       Default Liabilities and Indemnity

8.1.         The Parties agree and confirm that if any Party hereto (“Breaching Party”) materially breaches any provision hereof, or materially fails to perform or delays in perform any obligation hereunder, it shall constitute a default hereunder (“Default”), and any of other non-breaching Parties (“Non-breaching Parties”) may request the Breaching Party to make correction or take remedy within a reasonable time limit. Should the Breaching Party still fail to make correction or take remedy within such reasonable time limit or ten (10) days after the other Party notifies the Breaching Party in writing and requests for correction, then:

(a)                                 If the Breaching Party is the Existing Shareholder or the Domestic Company, the WFOE shall have the right to terminate this Agreement and request the Breaching Party to pay liquidated damages; or

(b)                                 If the Breaching Party is the WFOE, the Non-breaching Party shall have the right request the Breaching Party to pay liquidated damages, provided that the Non-breaching Party shall have no right to terminate or rescind this Agreement, unless otherwise stipulated by the laws.

8.2.         Notwithstanding any other provisions of this Agreement, the validity of this Article shall not be affected by any suspension or termination of this Agreement.

8.3.         Indemnity. The Existing Shareholder shall fully indemnify the WFOE against any loss, damage, liability and/or cost resulting from any action, claim or other demand made against the WFOE due to or arising out of the performance of this Agreement, and hold the WFOE harmless from any loss and damage caused to the WFOE by any act of the Existing Shareholder or any claim made by any third party due to the act of the Existing Shareholder.

Article 9                       Applicable Laws and Dispute Resolution

9.1.         Applicable Laws. The formation, validity, interpretation, performance of, and the resolution of dispute arising out of, this Agreement shall be governed by the PRC laws.

9.2.         Dispute Resolution. Any dispute arising out of or in connection with this Agreement shall be resolved by the Parties upon friendly negotiation. If any dispute in connection with or arising out of this Agreement cannot be resolved through friendly negotiation, either Party may submit such dispute to Shanghai International Economic and Trade Arbitration Commission to be administered in Shanghai in accordance with its arbitration rules then in force. For the arbitration hereunder, the arbitration tribunal shall consist of three arbitrators. The arbitration award shall be final and legally binding upon the Parties. Except as otherwise provided in the arbitration award, all costs shall be borne by the defeated Party. The Parties unanimously agree that the arbitration shall not be conducted publicly.

Article 10                Change in Law

Upon effectiveness of this Agreement, if any central or local legislative or administrative authority in the PRC amends any central or local PRC law, regulation, ordinance or other normative document, including amending, supplementing, repealing, interpreting or publishing implementing methods or rules for any existing law, regulation, ordinance or other normative document (collectively referred to as the “Amendment”), or issuing any new law, regulation, ordinance or other normative document (collectively referred to as “New Regulation”), the following provisions shall apply:

10.1.                     If the Amendment or New Regulation is more favorable to any Party than any applicable law, regulation, ordinance or other normative document then in force on the effective date of this Agreement (and the other Party will not thus be imposed any material adverse effect), then the Parties shall timely apply to relevant authority (if necessary) for obtaining the benefits of such Amendment or New Regulation. The Parties shall make every effort to procure the approval of such application.

10.2.                     If, due to the Amendment or New Regulation, there is any direct or indirect material adverse effect on the economic interests of the WFOE hereunder, and the Parties cannot solve such adverse effect imposed on the economic interests of the WFOE in accordance with the provisions of this Agreement, then after the WFOE notifies the other Parties, the Parties shall timely negotiate to make all requisite amendment to this Agreement to maximally protect the economic interests of the WFOE hereunder.

Article 11                Force Majeure

11.1.                     A “Force Majeure Event” refers to any event that is beyond the reasonable control of a Party and cannot be prevented with reasonable care of the affected Party, including but not limited to natural disasters, war and riot, provided that, any shortage of credit, capital or finance shall not be regarded as an event beyond the reasonable control of a Party. The affected Party who seeks to be exempt from the performance obligation under this Agreement shall inform the other Party, without delay, of the exemption of obligation and the approaches that shall be taken to complete performance.

11.2.                     The Party affected by Force Majeure Event shall not assume any liability hereunder to the extent of the delayed or impeded performance, if the performance of this Agreement is delayed or impeded by the “Force Majeure Event” set forth in the definition above.  The Party affected by Force Majeure Event shall take proper measures to mitigate or eliminate the impact of the “Force Majeure Event”, and make efforts to resume the performance of obligations delayed or impeded by the “Force Majeure Event”. Once the Force Majeure Event is eliminated, the Parties agree to make best efforts to resume the performance hereunder.

Article 12                Miscellaneous

12.1.                     Notice. All notices required to be given pursuant to this Agreement shall be delivered personally or sent by facsimile transmission or registered mail. A notice shall be deemed effectively given on the date of the signature on the receipt of the registered mail if sent by registered mail, or on the date of delivery if given by personal delivery or facsimile transmission. The original copy of the notice sent by facsimile transmission shall be sent by registered mail or delivered personally immediately after being sent by facsimile transmission.

12.2.                     Further Assurance. The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement.

12.3.                     Entire Agreement. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

12.4.                     Headings. The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

12.5.                     Taxes and Expenses. Each Party shall bear any and all taxes and expenses occurring to or levied on it with respect to the execution and performance of this Agreement.

12.6.                     Transfer of Agreement. Without prior written consent of the WFOE, the Existing Shareholder or the Domestic Company may not assign its rights and obligations hereunder to any third party.

12.7.                     Severability. If any provision of this Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be deemed invalid or unenforceable only to the extent where the relevant laws apply, and will not affect the legal validity of other provisions of this Agreement.

12.8.                     Succession. This Agreement shall be inure to the benefits of and binding upon the respective successors and permitted assigns of each Party.

12.9.                     Waiver. Any Party may waive the terms and conditions of this Agreement, provided that such waiver shall only become effective if made in writing and agreed and signed by the Parties. No waiver by a Party of the breach by the other Party in a specific case shall operate as a waiver by such Party of any similar breach by the other Party in other cases.

12.10.              Amendment and Supplement of Agreement. The Parties shall amend and supplement this Agreement by a written instrument. Any amendment and supplement will become an integral part of this Agreement after proper execution by the Parties and have same legal effect as this Agreement.

12.11.              Counterpart. This Agreement shall be written in Chinese and made in triplicate, with each Party hereto holding one copy.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Xi’an Bailu Enterprise Management Co., Ltd. (Seal)

/s/ Seal of Xi’an Bailu Enterprise Management Co., Ltd.

Signature:	/s/ Zhou Yanbo

Signature Page of Shareholders’ Voting Rights Proxy Agreement

(No text on this page.)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Xiaoying (Beijing) Information Technology Co., Ltd. (Seal)

/s/ Seal of Xiaoying (Beijing) Information Technology Co., Ltd.

Signature:	/s/ Tang Yue

Signature Page of Shareholders’ Voting Rights Proxy Agreement

(No text on this page.)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Shenzhen Tangren Financing Guarantee Co., Ltd. (Seal)

/s/ Seal of Shenzhen Tangren Financing Guarantee Co., Ltd.

Signature:	/s/ Song Hui

Signature Page of Shareholders’ Voting Rights Proxy Agreement

Appendix 1:

POWER OF ATTORNEY

THIS POWER OF ATTORNEY (this “POA”), executed by Xi’an Bailu Enterprise Management Co., Ltd. (Credibility Code: 916101036686640187) on December 16, 2016, is issued in favor of Xiaoying (Beijing) Information Technology Co., Ltd. or the individual designated by Xiaoying (Beijing) Information Technology Co., Ltd. (hereinafter referred to as the “Attorney”).

We, Xi’an Bailu Enterprise Management Co., Ltd., hereby grant to the Attorney full power and authority to exercise, on our behalf and in our name, the following rights enjoyed by us in our capacity as a shareholder of Shenzhen Tangren Financing Guarantee Co., Ltd. (“Domestic Company”):

(1)         to propose the convening of, and attend, shareholders’ meetings on our behalf in accordance with the articles of association of the Domestic Company;

(2)         to exercise voting rights on our behalf on all matters deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the shareholders’ meeting, of the Domestic Company, the sale or transfer of all or part of the equity held by shareholders in the Domestic Company;

(3)         to exercise other shareholders’ voting rights under the articles of association of the Company on our behalf (including any other shareholders’ voting rights arising after an amendment to such articles of association);

(4)         other voting rights that shareholders shall enjoy under the PRC laws, as amended, revised, supplemented and re-enactd, no matter whether they take effect before or after the conclusion of this Agreement.

We hereby irrevocably confirm that unless the WFOE has issued an instruction requesting the replacement of the Attorney, this POA shall remain valid until the expiry or early termination of the Shareholders’ Voting Rights Proxy Agreement, dated December 16, 2016, entered into among the WFOE, the Domestic Company and the Existing Shareholder of the Domestic Company.

IN WITNESS HEREOF, we hereby issue this POA.

Xi’an Bailu Enterprise Management Co., Ltd.

/s/ Seal of Xi’an Bailu Enterprise Management Co., Ltd.

Signature:	/s/ Zhou Yanbo